OPHTHALMIC IMAGING SYSTEMS
                            221 Lathrop Way, Suite I
                          Sacramento, California 95185


                                                               December 30, 1998


Dear Shareholder:

         On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of Ophthalmic Imaging Systems (the "Company") which will be held at the Company's offices, 221 Lathrop Way, Suite I, Sacramento, California on Monday January 18, 1999, at 2:00 p.m., Pacific Time.

         At the Annual Meeting, shareholders will be asked (i) to elect five directors as members of the Board of Directors of the Company, (ii) to ratify the appointment of Perry-Smith & Co., as the Company's independent auditors for fiscal year 1999, and (iii) to transact such other business which is properly brought up at the Annual Meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders and the Proxy Statement giving information concerning matters to be acted upon at the meeting. Of course, we will be present at the Annual Meeting to answer any questions you might have.

         YOUR VOTE IS IMPORTANT! The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

         We sincerely hope you will be able to attend the Annual Meeting and look forward to seeing you at the Annual Meeting of Shareholders.

                                          Very truly yours,


                                          /s/ Steven R. Verdooner
                                          --------------------------------
                                          Steven R. Verdooner
                                          President and Chief Executive Officer

                           OPHTHALMIC IMAGING SYSTEMS
                            221 Lathrop Way, Suite I
                          Sacramento, California 95185

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on January 18, 1999
                          ----------------------------

TO THE SHAREHOLDERS OF OPHTHALMIC IMAGING SYSTEMS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Ophthalmic Imaging Systems, a California corporation (the "Company"), will be held at the Company's offices, 221 Lathrop Way, Suite I, Sacramento, California on Monday, January 18, 1999, at 2:00 p.m., Pacific Time, to act on the following matters:

                  1. To elect five directors as members of the Board of Directors of the Company;

                  2. To ratify the appointment of Perry-Smith & Co., as the Company's independent auditors for the 1999 fiscal year; and

                  3. To transact such other business as may properly come before the meeting or adjournment thereof.

         Only shareholders of record at 5:00 p.m., Pacific Time, on December 23, 1998 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

                                         By Order of the Board of Directors


                                         /s/ Steven R. Verdooner
                                         -----------------------
                                         Steven R. Verdooner
                                         Secretary

Sacramento, California
December 30, 1998

                           OPHTHALMIC IMAGING SYSTEMS
                            221 Lathrop Way, Suite I
                          Sacramento, California 95185

                               -------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held January 18, 1999
                               -------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Ophthalmic Imaging Systems, a California corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held on Monday, January 18, 1999, at 2:00 p.m. Pacific Time (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the Company's offices located at 221 Lathrop Way, Suite I, Sacramento, California.

         At the Annual Meeting, shareholders will be asked to consider and vote on the election of five directors as members of the Board of Directors of the Company, and to ratify the appointment of Perry-Smith & Co., as the Company's auditors for the 1999 fiscal year.

         This Proxy Statement and the enclosed form of proxy are first being sent to shareholders, together with the Notice of Annual Meeting, on or about December 30, 1998.

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998 ("the 1998 Annual Report"), including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

         Shareholders are urged to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                        PROXIES AND VOTING AT THE MEETING

Record Date and Voting Rights

         The Board of Directors has fixed 5:00 p.m., Pacific Time, on December 23, 1998 as the record date (the "Record Date") for the determination of the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had issued and outstanding approximately 4,155,428 shares of Common Stock, constituting the Company's only class of voting securities entitled to vote at the Annual Meeting. The presence of a majority of the Company's outstanding voting securities as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

         Generally, each share of Common Stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. In the election of directors, however, every shareholder entitled to vote in such election, or his or her proxy, may cumulate such shareholder's votes. Each shareholder or proxy cumulating votes will have a total number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder, and all such votes can be cast in favor of one candidate or distributed in any manner desired by the shareholder among as many candidates as the shareholder may select, provided that the votes may not be cast for more than five (5) candidates (a number equal to the total number of directors seats to be filled). No shareholder or proxy will be entitled to cumulate votes for a candidate unless such candidate's name has been placed into nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to voting, of the shareholder's intention to cumulate votes. If any shareholder provides such notice, all shareholders may cumulate their votes for candidates in nomination.

         Assuming the presence of a quorum, the five (5) nominees receiving the highest number of affirmative votes cast by holders of shares of Common Stock present or represented and entitled to vote at the Annual Meeting shall be elected as directors. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by the highest number of votes received, a vote against a director and votes withheld from a nominee or nominees will not affect the outcome of the election and will be excluded entirely from the vote.

         In order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the affirmative vote of a majority of the "Votes Cast" (defined below) is required for approval, unless the Articles of Incorporation or state law requires a greater number of votes. For purposes herein, the "Votes Cast" are the shares of Common Stock represented and voting in person or by proxy at the meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum, and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory provision or case law in California with respect to the proper treatment of abstentions, the Company believes that an abstention with respect to any proposal coming before the Annual Meeting should be counted as present for purposes of determining the existence of a quorum and the total number of Votes Cast at the meeting with respect to a proposal. Since shareholder approval of a proposed action requires the affirmative vote of the Votes Cast, abstentions will have the same effect as a vote against the proposal. In absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

         In the event of a broker non-vote with respect to any matter coming before the meeting, the proxy will be counted as present for determining the presence of a quorum but will not be counted as a vote cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

Voting and Revocation of Proxies

         All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the nominees for directors set forth herein and on the enclosed proxy card, and FOR the ratification of Perry-Smith & Co., as its auditors. The Company is not aware of any matter to be presented at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors shall not be less than three nor more than five as fixed by resolution of the Board of Directors, from time to time as shall be determined. The Board of Directors has fixed the size of the Board at five. Set forth below are five nominees standing for election as directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified. These nominees include one current director, Mr. Steven R. Verdooner, and four new candidates ("Premier Nominees") submitted to the Company by Premier Laser Systems, Inc., a California corporation ("Premier") which holds approximately 51.3% of the Company's outstanding Common Stock.

         It is intended that proxies received from shareholders, unless contrary instructions are given therein, will be voted FOR the election of the nominees named below, each of whom has consented to being named herein and has indicated his or her intention to serve if elected. If any nominee for any reason should become unavailable for election or a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company's Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove to be unable to serve if so elected.

         Premier has advised the Company that is presently intends to vote its shares of the Company's Common Stock in favor of the election of these five nominees.

Nominees for Director and Current Directors

         Nominees for Directors

         The age of each nominee for director, their positions and offices with the Company, their term as director of the Company, their business experience during the past five years or more, and additional biographical data is set forth below. Information with respect to the nominees is as of December 15, 1998, except as otherwise stated.

         Steven R. Verdooner, 37, has been the Chief Executive Officer and Secretary of the Company since May 1993 and has been a director of the Company since its inception. From May 1993 to July, 1997, and since July, 1998, Mr. Verdooner has served as President of the Company. He also has served as the Company's Chief Financial Officer (from 1986 to 1987 and since 1988), and Secretary (from 1987 to 1988 and since 1993), and previously served as Vice President (from 1986 to May 1993). From 1983 to 1986, Mr. Verdooner directed the activities of Ocular Graphics, a privately owned company engaged in the business of fluorescein angiography. In 1983, Mr. Verdooner was a member of a research team at the University of California-Davis, School of Medicine, Department of Human Anatomy.

         R. Joseph Allen, 54, is the Chairman of the Board of directors and Chief Executive Officer of Allen & Caron, Inc., an investor relations firm. Mr. Allen has served in these positions since 1988. Prior to 1998, Mr. Allen served in management positions in General Automation, Inc., Allen and McGarvey, Borelle Company, and Arco.

         Daniel S. Durrie, M.D., 49, is a Board-certified ophthalmologist. Dr. Durrie has been employed by the Kansas City, Missouri-based Hunkeler Eye Centers ("Hunkeler") since 1990, and he has served as a Fellowship Director, for both optometry and ophthalmology, at Hunkeler since 1993 and as its President since 1997. Dr. Durrie also serves as an Associate Professor of Ophthalmology at the University of Kansas Medical Center in Kansas City, Missouri.

         Randall C. Fowler, 59, is Chairman of the Board, President, and Chief Executive Officer of Identix Corporation, a biometrics technology firm specializing in fingerprint-based identification and security systems. Mr. Fowler has served in these positions since he founded Identix Corporation in 1982. Mr. Fowler serves on the Boards of Directors of Identix, Inc., Amdec, Fingerscan Corporation, and Sylvan Joint Venture He holds a number of technology patents related to biometrics, is a former Assistant Professor at San Jose State University from 1965 to 1968 and was named the Silicon Valley Entrepreneur of the Year in 1997 by the San Jose Business Journal.

         Walt Williams, 63, an attorney and entrepreneur, has managed a private legal practice since 1996. From 1988 to 1995, Mr. Williams served as Division Counsel to medical device subsidiaries of Pfizer, Inc., a health care products company. Earlier in his career, Mr. Williams founded Diagnostic Services, Inc., a San Diego, California-based medical device company where he served as President from 1981 to 1984.

         Current Directors

         Mark S. Blumenkranz, M.D., 48, has been a director of the Company since 1995. He also serves on the Company's Scientific Advisory Board. Since 1992 he has been Clinical Professor of Ophthalmology and Co-Director of Retinal Service at Stanford University, and a partner in California Vitreoretinal Associates, a professional medical corporation specializing in diseases and surgery of the retina and vitreous. From 1985 to 1992, he was a partner in Associated Retinal Consultants, a professional medical corporation. Dr. Blumenkranz is currently a director of Midlabs, Inc., a manufacturer of ophthalmic surgical instruments. Dr. Blumenkranz is an associate examiner for the American Board of Ophthalmology and a member of the Retina, Macula and Vitreous Societies.

         Robert W. Medearis, 66, has been a director of the Company since August 1997. He has been the President, Chief Executive Officer and co-owner of Chalice Investments Inc., a company engaged in joint ventures and related entrepreneurial and international management consulting activities in the former USSR, primarily the Republic of Georgia, since its formation in 1992. Since 1980, Mr. Medearis has served as director for a number of companies, both private and public, engaged principally in engineering, real estate and banking.

         Robert I. Schnuer, 65, has been a director of the Company since March 1996. He has been the President and Chief Executive Officer of RIS Consulting Services, his own consulting firm which concentrates in the health care and employee benefits industry, since its formation in 1995. From 1954 to 1995, Mr. Schnuer was employed by CIGNA Corporation in the sales and account management aspects of its health care and employee benefits operations, ultimately serving as a Vice President.

         Lawrence  A.  Yannuzzi,  M.D.,  61, has been a director  of the Company since March 1996. Dr. Yannuzzi is the founder and President of Vitreous-Retina-Macula Consultants of New York, P.C., a professional medical corporation specializing in diseases and surgery of the retina and vitreous, for which he has been an officer, director, and practicing ophthalmologist for over 15 years. Dr. Yannuzzi also is Director of Retinal Services and Vice Chairman of the Department of Ophthalmology at the Manhattan Eye, Ear, and Throat Hospital and he is a professor of Clinical Ophthalmology at the College of Physicians and Surgeons of Columbia University Medical School.

         There is no family relationship between any of the directors, nominees to serve as director, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as director. Specifically, each Premier Nominee has represented to the Company that they do not have any agreement or other arrangements with Premier regarding their service as directors of the Company, if so elected, or their compensation for such services. Mr. Allen's firm, Allen & Caron, Inc., however, does serve as Premier's public relations firm and also holds certain rights to acquire shares of common stock of Premier. In addition, Allen & Caron, Inc. also has assisted the Company in certain public relations matters.

Director Meetings and Committees

         During the fiscal year ended August 31, 1998 (the "1998 Fiscal Year"), the Board of Directors of the Company held a total of 18 meetings. In addition, certain directors attended meetings of standing committees. All directors attended at least 75% of the total number of meetings of the Board of Directors and the respective committees on which they serve.

         The Board of Directors of the Company maintains three standing committees: an Audit Committee, a Compensation Committee, and a Nominating Committee.

         The Audit Committee of the Board of Directors is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, reviewing the activities of the subsidiary Bank's examining committees, maintaining direct reporting responsibility and regular communication with the Company's internal audit staff, reviewing the scope and results of the internal audit procedures of the Company and its subsidiary, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting. The Audit Committee, which is comprised of Dr. Blumenkranz and Mr. Medearis, met once during the 1998 Fiscal Year.

         The Compensation Committee of the Board of Directors makes recommendations to the Board of Directors with respect to the Company's compensation policies and the compensation of executive officers. The Compensation Committee, which is comprised of Messrs. Schnuer and Medearis, met five times during the 1998 Fiscal Year.

     The Nominating Committee is responsible for selecting and recommending to the Board of Directors nominees for election as directors. The Nominating Committee, which is comprised of Drs. Blumenkranz and Yannuzzi, met once during the 1998 Fiscal Year.

Compensation of Directors

     During 1997, the Company implemented a directors fees policy. Under the Company's policy, directors receive $1,000 for each meeting attended in person and reimbursement of costs associated with such attendance. Each director who attends a directors' meeting by telephone receives $500, which covers all telephonic meetings for that particular quarter. In addition, each director who is a member of the Board of Directors on August 31 each year receives an option to purchase 5,000 shares of the Company's Common Stock.

                  The Board of Directors recommends a vote FOR
                       the election of Steven R. Verdooner
                        and makes no recommendation with
                        respect to the Premier Nominees.
                          ____________________________

                                   PROPOSAL II

                    APPROVAL AND RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Perry-Smith & Co., independent public accountants, to be the Company's auditors for the fiscal year ending August 31, 1999 and recommends that shareholders vote to ratify that appointment. Although submission of this matter to shareholders is not required by law, in the event of a negative vote the Board of Directors will reconsider its selection. Ratification of the appointment will require approval by a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Perry-Smith & Co., is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from shareholders attending the meeting.

          The Board of Directors recommends a vote FOR this proposal.
                         _____________________________

                               EXECUTIVE OFFICERS

         The executive officers of the Company, their ages, and positions with the Company are set forth below:

          Name               Age     Positions with the Company
          ----               ---     --------------------------

  Steven R. Verdooner        37      President, Chief Executive Officer,
                                     and Secretary

     Officers are elected annually by the Board of Directors to hold office until the earlier of their resignation, removal, or death. Mr. Verdooner's business experience is summarized under "Election of Directors-Nominees for Director."

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

         The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer, and all other executive officers and certain other individuals whose total compensation exceeded $100,000 for the fiscal year ended August 31, 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                                                  Compensation
                                                                                   Awards (1)
                                                                                  Securities
Name and                             Fiscal                  Annual Compensation  Underlying        All Other
Principal Occupation                  Year         Salary            Bonus         Options        Compensation
--------------------                  ----         ------            -----         -------        ------------

Steven R. Verdooner.............      1998       $  149,712        $      0              0        $     518 (2)
     President and Chief........      1997       $  123,750        $      0         55,000        $     768 (2)
     Executive Officer, Chief...      1996       $  120,000        $      0              0        $   3,768 (2)
     Financial Officer and
     Secretary

William L. Mince................      1998       $  118,192        $      0              0        $ 138,739 (3)
     President and Chief........      1997       $   17,500 (4)    $  5,250 (5)    100,000        $  30,000 (6)
     Operating Officer

Glenn W. Erickson...............      1998       $   75,000        $      0              0        $  88,215 (7)
     Regional Sales Manager.....      1997       $   75,000        $      0              0           49,827 (7)
     and Product Specialist.....      1996       $   75,000        $      0              0           64,048 (7)

Vern Steffen....................      1998       $   57,926        $      0         35,000        $  71,222 (7)
     National Sales Manager.....      1997       $   50,192        $      0          2,500           29,693 (7)
                                      1996       $   50,000        $      0              0           35,271 (7)
----------------

(1) The Company does not have a long-term compensation program that includes long-term incentive payments. However, the Company's stock option plans provide participants with compensation in the form of stock options.
(2) Includes disability insurance premiums in the amount of $518 paid by the Company on behalf of Mr. Verdooner for each of the fiscal years ended in 1998, 1997, and 1996, and royalty payments to Mr. Verdooner in the amount of $0, $250 and $3,250 for each of the fiscal years ended 1998, 1997, and 1996, respectively.
(3) Mr. Mince resigned from the Company on June 30, 1998. Amount includes termination payment of $128,333 made under the terms of his employment agreement and accrued vacation and sick pay through such termination.
(4) Mr. Mince was appointed as President for the Company in July 1997. This figure reflects the portion of Mr. Mince's $140,000 annual salary that accrued during fiscal year 1997. Mr. Mince was not an employee of the Company in 1996.
(5) This amount represents the portion of Mr. Mince's annual bonus that accrues for fiscal year 1997.
         This amount represents the portion of Mr. Mince's annual bonus that accrued for fiscal year 1997.
(6)      Relocation allowance.
(7)      Amounts represent commissions paid by the Company.

Stock Options Granted

     As of August 31, 1998, the Company did not have any long term incentive plans nor had it awarded any restricted stock. The table set forth below contains information with respect to the award of stock options during the fiscal year ended August 31, 1998 to the executive officers covered by the Summary Compensation Table.

                          Number of Securities     Percent of Total
                               Underlying         Options Granted to   Exercise or     Market Price      Expiration
          Name             Options Granted(#)      Employees in 1998   Base Price    On Date of Grant       Date
          ----             ------------------     -------------------  ----------    ----------------      ------
Steven R. Verdooner                   --                    --             --              --                --
William L. Mince                      --                    --             --              --                --
Glenn W. Erickson                     --                    --             --              --                --
Vern Steffen                   35,000 (1)               17% (2)            $1.09           $1.09         10/23/2002

(1) These options were granted to Mr. Steffen on October 23, 1997, pursuant to the Company's 1997 Nonstatutory Stock Option Plan.
(2) Employees of the Company were granted options from the Company's 1992 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan, with an aggregate of 212,000 shares of common stock underlying such options.

Aggregated  Options  Exercised  in Last Fiscal Year and Fiscal  Year-End  Option
Values

         No stock options or SARs were exercised during the fiscal year ended August 31, 1998 by the Named Executive Officers covered by the Summary
Compensation  Table.  The  following  table  sets  forth,  for each of the Named
Executive Officers in the Summary Compensation Table above who holds stock options, the number of the stock options held at August 31, 1998, and the realizable gain of the stock options that are "in-the-money". The in-the-money stock options and SARs are those with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

                          FISCAL YEAR-END OPTION VALUES

                                                                 Number of
                                                           Securities Underlying           Value of Unexercised
                                                            Unexercised Options            In-the-Money Options
                             Shares                         at Fiscal Year End            at Fiscal Year End (1)
                                                        --------------------------      --------------------------
                           Acquired on       Value      Exercisable   Unexercisable     Exercisable  Unexercisable
Name                      Exercise (#)     Realized         (#)           (#)               ($)           ($)
----                      ------------     --------     ----------    ------------      ----------   -------------
Steven R. Verdooner               0              0        163,333       25,000            $   0          $  0
William L. Mince                  0              0        100,000            0            $   0          $  0
Glenn Erickson                    0              0         48,000       15,000            $   0          $  0
Vern Steffen                      0              0         37,364        1,302            $   0          $  0

-----------

(1) None of the options were in-the-money on August 31, 1998.

Employment Agreements

         Mr. Verdooner's employment agreement, as amended in 1997, provides for an annual salary of $150,000, incentive stock options covering 33,333 shares of the Company's Common Stock pursuant to the Company's 1992 Stock Option Plan, and a termination date of July 1999. On June 30, 1998, Mr. Mince resigned as President of the Company and Mr. Verdooner was appointed to serve as President and Chief Executive Officer of the Company.

         In July 1997, the Company hired Mr. Mince to serve as the Company's President and Chief Operating Officer. Pursuant to the terms of the employment agreement, the Company granted stock options to Mr. Mince to purchase up to 100,000 shares of the Company's common stock.. Since Mr. Mince was terminated before the expiration of the two -year term of the employment agreement, under the terms of his employment agreement he received severance payments of $128,333, plus accrued vacation and sick time.

401(k) Plan

         In December 1992, the Company's Board of Directors approved a tax-deferred investment plan (the "401(k) Plan") effective January 1, 1993. All full-time employees on January 1, 1993 were immediately eligible to participate in the 401(k) Plan. The 401(k) Plan originally required mandatory employer contributions of 10% of the participants' contributions. The 401(k) Plan was subsequently amended to provide for discretionary contributions by the Company.

Stock Option Plans

         1992 Nonstatutory Stock Option Plan. On March 27, 1992, the Board of Directors and the shareholders of the Company approved the 1992 Nonstatutory Stock Option Plan (the "Plan") pursuant to which 116,667 shares of Common Stock (subject to certain anti-dilution adjustments) were reserved for issuance upon exercise of options. Shares subject to options under the Plan that terminate or expire will be available for subsequent option grants. The Plan is designed to serve as a means of attracting and as an incentive to retaining qualified and competent employees and consultants. A Committee of the Board of Directors consisting of no less than two directors (the "Committee") administers and interprets the Plan and is authorized to grant options thereunder to all eligible employees of the Company, including officers and consultants.

         The options granted under the Plan do not constitute incentive stock options as defined under Section 422 of the Internal Revenue Code and as a result are nonqualified stock options. Options can be granted under the Plan on such terms and prices as determined by the Committee; provided, however, that the per share exercise price of the options cannot be less than the fair market value of the Common Stock on the date of grant. In the absence of a public market for the Common Stock, the Committee would determine the fair market value for the Common Stock by evaluating those criteria which it deemed relevant. As the Common Stock is currently traded and quoted on the Nasdaq OTC Bulletin Board, the fair market value shall be the average of the last bid and asked price or the closing price of the Common Stock on the date of the grant of the option. Each option is evidenced by an option agreement between the Company and the optionee. The Plan limits the aggregate number of shares of Common Stock that may be granted to directors of the Company, as a group, to 100,000 shares. Each option granted shall be exercisable for a period of five years from the date of grant and the exercise price payable upon exercise of the option is payable in cash, check, notes, or a combination thereof. No options, however, may be granted under the Plan later than ten years from the establishment of the Plan. The Committee may establish vesting requirements to be satisfied prior to an exercise of an option granted under the Plan. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution. As of August 31, 1998, stock options to purchase approximately 65,000 shares at exercise prices ranging from $1.00 to $2.75 were granted and outstanding under the Plan. Of the stock options granted under the Plan, stock options to purchase 50,000 shares of Common Stock have been exercised as of August 31, 1998.

         1992 Stock Option Plan. In December 1992 and January 1993, the Board of Directors and shareholders, respectively, approved a second stock option plan
(the "Option Plan") under which all officers, employees, directors and consultants to the Company are eligible to participate. The Option Plan expires in December 2002. Options granted under the Option Plan may be either incentive stock options or non-qualified stock options and will generally have a term of ten years from the date of grant, unless otherwise specified in the option agreement. The exercise prices of incentive stock options granted under the Option Plan will be at 100% of the fair market value of the Company's Common Stock on the date of grant. The exercise prices of non-qualified stock options granted under the Option Plan will not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The maximum number of shares of the Company's Common Stock which may be optioned and sold under the Option Plan is 150,000. As of August 31, 1998, stock options to purchase approximately 110,576 shares at exercise prices ranging from $0.94 to $4.25 were granted and outstanding under the Stock Option Plan. As of August 31, 1998, 13,400 of the granted options have been exercised.

         1995 Nonstatutory Stock Option Plan. In August 1995, the Company's Board of Directors approved and adopted a Nonstatutory Stock Option Plan (the "1995 Nonstatutory Plan") under which all officers, employees, directors, and consultants can participate. The 1995 Nonstatutory Plan expires November 2005. Options granted under the 1995 Nonstatutory Plan are non-qualified stock options and will generally be exercisable for a five year period commencing on the date of grant, unless otherwise specified in the option agreement. The exercise prices under the 1995 Nonstatutory Plan will be at 100% of the fair market value of the Company's Common Stock on the date of the grant. The maximum number of the Company's Common Stock which may be issued pursuant to the 1995 Nonstatutory Plan is 1,035,000. As of August 31, 1998, stock options to purchase approximately 1,030,000 shares at exercise prices ranging from $1.00 to $4.50 were granted and outstanding under the 1995 Nonstatutory Plan, and none of the options granted thereunder have been exercised to date.

         1997 Nonstatutory Stock Option Plan. In October 1997, the Company's Board of Directors approved a Nonstatutory Stock Option Plan (the "1997 Nonstatutory Plan") under which all officers, employees, directors and consultants may participate. The 1997 Nonstatutory Plan expires October 2002. Options granted under the 1997 Nonstatutory Plan are non-qualified stock options and will have a term of not longer than ten years from the date of grant. The exercise prices under the 1997 Nonstatutory Plan will be at 100% of the fair market value of the Company's common stock on the date of grant, unless otherwise specified in the option agreement. The maximum number of shares of the Company's common stock which may be optioned and sold under the Plan is 1,000,000, of which 800,500 options remained available for granting as of August 31, 1998. As of August 31, 1998, stock options to purchase 199,500 shares at exercise prices ranging from $1.09 to $1.94 were granted and outstanding under the 1997 Nonstatutory Plan and none of the granted options were exercised.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of November 30, 1998, by: (i) each director and nominee for director of the Company, (ii) each Named Executive Officer, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company beneficially owning more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the Common Stock owned by them.

                                                                   Current Beneficial Ownership
                                                                       Number          Percent
Name and Address of Beneficial Owner                                of Shares (1)     of Class (2)
------------------------------------                              --------------------------------

Directors and Named Executive Officers
    Steven R. Verdooner         .................................       252,040(3)      5.8%
    Mark S. Blumenkranz, M.D.   .................................        95,417(4)      2.2%
    Robert I. Schnuer           .................................        48,200(5)      1.1%
    Lawrence A. Yannuzzi, M.D.  .................................        79,167(6)      1.9%
    Robert W. Medearis          .................................        31,250(7)        *
    Glenn Erickson              .................................        62,100(8)      1.5%
    Vern Steffen                .................................        46,974(9)      1.1%

All directors and executive officers as a group (5 persons)             506,073(10)    11.0%

Premier Nominees for Director

    R. Joseph Allen             .................................             0           *
    Daniel S. Durrie, M.D.      .................................             0           *
    Randall C. Fowler           .................................             0           *
    Walt Williams               .................................             0           *

Other Beneficial Holders

Premier Laser Systems, Inc. (11).................................     2,131,758         51.3%
    3 Morgan
    Irvine, California  96128
--------------

*Less than 1%

 (1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

                                       10

 (2) In calculating the percentage ownership for a given individual or group, the number of shares of Common Stock outstanding includes unissued shares subject to options, warrants, rights, or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other individual or group.
 (3) Includes 208,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (4) Includes 95,417 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (5) Includes 40,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (6) Includes 79,167 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (7) Includes 31,250 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (8) Includes 60,100 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (9) Includes 43,474 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (10) Includes 453,833 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days held by such person.
 (11) Based on Amendment No. 8 to Schedule 13D filed by Premier Laser Systems, Inc., on November 25, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of a company which files reports pursuant to Section 12 of the Exchange Act are required to report the ownership of such common stock, options, and stock appreciation rights and any changes in that ownership with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended August 31, 1998. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by beneficial owners of more than 10% of the Common Stock, except that Steven R. Verdooner failed to timely file a Form 4 to report the grant of certain options during the 1998 Fiscal Year. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The U.S. patent application relating to the Glaucoma-Scope(TM) was originally filed on June 24, 1991 in the name of Dennis J. Makes, a former officer and director of the Company, Mr. Verdooner and Ms. Patricia C. Meade. Each of these individuals assigned all their U.S. and foreign rights in the invention to the Company pursuant to an assignment dated October 23, 1990 recorded with the U.S. Patent and Trademark Office. Mr. Makes and Mr. Verdooner each have been granted a royalty of $250 for each Glaucoma-Scope(TM) sold by the Company. During the 1996 fiscal year, Mr. Verdooner received royalty payments of $3,250. Ms. Meade assigned her patent rights to the Company pursuant to her condition of employment by the Company and no additional compensation was paid to her as a result of such assignment.

     The Company also has an employment agreement with Mr. Verdooner. See "Employment Agreements" above.

     On February 25, 1998, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Premier, pursuant to which, among other things, Premier agreed to commence an offer to acquire those shares of the Company's Common Stock not already owned by it. As a condition to the Stock Purchase Agreement, the Company agreed to amend its Rights Agreement dated as of December 31, 1997 by and between the Company and American Securities Transfer, Inc., as rights agent, to permit Premier to acquire up to 51.3% of the Company's outstanding Common Stock in private purchase agreements made simultaneously with the execution of the Stock Purchase Agreement. Following the execution of the Stock Purchase Agreement, the Company and Premier worked together with regard to certain aspects of their respective businesses. In this regard, the Company provided management of certain of Premier's sales and marketing efforts and Premier assisted the Company in the manufacture of prototypes of certain of its new products and in the procurement of its inventory and payment of certain other expenses. In August 1998, Premier notified the Company that, due to a variety of factors, Premier would not be able to close the transactions contemplated under the Stock Purchase Agreement. On August 14, 1998, the Company issued a press release announcing the termination of the Stock Purchase Agreement. As a result of such termination, the Company has made demand to Premier for payment of the $500,000 termination fee (the "Termination Fee") as provided for in the Stock Purchase Agreement. The Termination Fee, however, among other things, is the subject of current negotiations between the companies.

         During the past year, until the Stock Purchase Agreement was terminated, the Company had assisted in the sales and marketing efforts of Premier with respect to the sale of its EyeSys products, principally in the areas of marketing and sales management. In contrast to the Company's products, the EyeSys product line includes corneal topography systems and devices used to assist eye care practitioners in patient assessment for refractive surgery and contact lens fitting. However, since the Stock Purchase Agreement has been terminated, the Company has provided significantly limited assistance to Premier and is currently negotiating with Premier as to whether these efforts will continue and, if so, the terms of such arrangements.

         Further, during the past year Premier assisted the Company the procurement of its inventory components necessary for the manufacturing of its products, including the advancement or assumption of certain costs. This arrangement, however, is not currently in effect and is the subject of current negotiations between the companies. In connection with these arrangements, however, the Company entered into various financing arrangements with Premier. On April 30, 1998, the Company executed a promissory note in favor of Premier (the "Note") pursuant to which borrowings of up to $500,000 were made available to the Company in the form of periodic advances. The principal amount the Note, together and all accrued interest, is payable the earlier of (i) written demand by Premier or (ii) April 30, 1999. Under the terms of the Note, borrowings bear interest at the rate of 8 1/2% per annum, are secured by certain of the Company's assets, and are subordinate to certain bank borrowings of the Company. In addition, Premier also made advances to the Company which were not secured by the Note. Approximately $1,487,000 in principal and interest was outstanding under the Note and unsecured advances at August 31, 1998. The Company and Premier are currently in negotiations, among other things, to reduce the aggregate amount of the Company's debt to Premier by the $500,000 Termination Fee, to increase the maximum principal amount available under the Note accordingly and to establish mutually acceptable repayment terms.

         All current and future transactions between the Company and its officers and directors and principal shareholders or any affiliates thereof will be on terms no less favorable than could be obtained from unaffiliated third parties.

         Except as described herein, none of the directors or officers of the Company, and no shareholders holding over 5% of the Company's Common Stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company, other than such as arises by virtue of such position or ownership interest in the Company.

                              SHAREHOLDER PROPOSALS

         Eligible shareholders who wish to present proposals for action at the 1999 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than August 30, 1999 for inclusion in next year's proxy statement and proxy card. A shareholder is eligible to present proposals if, at the time he or she submits the proposals, the shareholder owns at least 1% or $1,000 in market value of Common Stock and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 1999 Annual Meeting.

                               SOLICITATION COSTS

         The Company will bear the costs of preparing, assembling, and mailing the Proxy Statement, the form of proxy, and the 1998 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone, by facsimile copy, or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.


                                  ANNUAL REPORT

         The Company's 1998 Annual Report for the fiscal year ended August 31, 1998, which includes financial statements, was mailed to shareholders together with the Notice of the Annual Meeting of Shareholders and Proxy Statement.

                                  OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

                                    By Order of the Board of Directors

                                    /s/ Steven R. Verdooner
                                    --------------------------------
                                    STEVEN R. VERDOONER
                                    Secretary
Sacramento, California
December 30, 1998

PROXY                      OPHTHALMIC IMAGING SYSTEMS                      PROXY
                Annual Meeting of Shareholders, January 18, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned holder of Common Stock of Ophthalmic Imaging Systems, a corporation organized under the laws of the state of California, does hereby appoint Steven R. Verdooner and Robert I. Schnuer, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of Ophthalmic Imaging Systems Common Stock that the undersigned held of record at 5:00 p.m., Pacific Time, on December 23, 1998, at the Annual Meeting of Shareholders of Ophthalmic Imaging Systems to be held at the Company's offices located at 221 Lathrop Way, Suite I, Sacramento, California 95185, on January 18, 1999 at 2:00 p.m., Pacific Time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

         1.     ELECTION OF DIRECTORS

Nominees:Steven R. Verdooner ____; R. Joseph Allen ____;
         Daniel S. Durrie, M.D. ____; Randall C. Fowler ____; Walt Williams ____

         You may vote cumulatively:

[ ]   FOR ALL NOMINEES LISTED ABOVE IN SUCH   [ ] WITHHOLD AUTHORITY TO VOTE FOR
      PROPORTION AS PROXIES SEE FIT               ALL NOMINEES LISTED ABOVE
      (except as marked to the contrary below)
     ______________________________________________________________________
(Instructions: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


DISTRIBUTE your votes (the total number of which equals the numbers of shares you own multiplied by 5) among one or more nominees by writing the number of votes you desire to cast for each nominee on the line next to his name.

         2. Ratification of Appointment of Auditors. Proposal to ratify the appointment of Perry-Smith & Co., as the Company's auditors for the 1999 fiscal year.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

(Please Sign and Date on Reverse Side)

         3. In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposals which is to be presented for action at the Annual Meeting).

All of the above proposals are described in greater detail in the accompanying Proxy Statement dated December 30, 1998, which descriptions are incorporated herein by reference.

PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. If no direction is given, this proxy will be voted FOR the election of all nominees as directors, and FOR the ratification of the Company's auditors.

PLEASE ENTER THE NUMBER OF SHARES OF OPHTHALMIC IMAGING SYSTEMS COMMON STOCK YOU
OWN: ____________________________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)
  [ ] I plan to attend the Annual Meeting
  [ ] I do not plan to attend the Annual Meeting.

                                             Date ______________________, 199___


                                             ___________________________________
                                             Signature(s):

                                             ___________________________________
                                             Signature(s):

                                             ___________________________________
                                             Title or Authority (if applicable)
Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.